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                                                                     Exhibit 5.1


                                 HALE AND DORR
                              Counsellors at Law
                                60 State Street
                          Boston, Massachusetts 02109


                                 May 15, 1996



Lifeline Systems, Inc.
640 Memorial Drive
Cambridge, Massachusetts 02139

          Re:  1994 Stock Option Plan
               ----------------------

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 300,000 shares (the "Shares") of Common Stock, $.02 par value per share, of Lifeline Systems, Inc., a Massachusetts corporation (the "Company"), issuable under the 1994 Stock Option Plan of the Company (the "1994 Plan").

     We have examined the Articles of Organization of the Company, as amended, the By-laws of the Company, as amended, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and the Shares, when issued and paid for in accordance with the terms of the 1994 Plan and at a price per share at least equal to the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                 Very truly yours,


                                 HALE AND DORR